EXHIBIT 99.1

Designated Filer:  TD Group Holdings, LLC

Issuer & Ticker Symbol:  TransDigm Group
Incorporated [TDG]

Date of Event Requiring Statement:  June 10, 2009

Explanation of Responses

Prior to the transaction reported herein, TD Group Holdings, LLC (“TD LLC”) owned an aggregate of 5,249,436 shares of the common stock, par value $0.01 per share (the “Common Stock”), of TransDigm Group Incorporated (the “Company”).  On June 10, 2009, TD LLC distributed an aggregate of 2,616,579 shares of Common Stock to its sole member, Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated partnership (“WP VIII”), with no consideration being paid to TD LLC in connection therewith (the “TD Distribution”).  Immediately following the completion of the TD Distribution, WP VIII distributed the 2,616,579 shares of the Common Stock received by it in connection with the TD Distribution to its partners on a pro rata basis with no consideration being paid to WP VIII in connection therewith.

WP VIII is the sole member of TD LLC. Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co., a New York general partnership (“WP”), is the sole general partner of WP VIII.  WP VIII is managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Pincus Entities”). WP Partners LLC, WP and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the Common Stock held by TD LLC. WP Partners LLC, WP and WP LLC disclaim beneficial ownership of all Common Stock held by TD LLC except to the extent of any pecuniary interest therein.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities.  Messrs. Kaye and Landy disclaim beneficial ownership of all Common Stock held by TD LLC except to the extent of any pecuniary interest therein. The address of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York 10017.